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[LOGO] COMPASS 2        SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
                        Please make checks payable to Sun Life Insurance and Annuity Company of New York. Send the Application and check to either your Broker/Dealer home office or Sun Life Insurance and Annuity Company of New York 67 Broad Street, 25th Floor, New York, NY 10004-2414.

                        VARIABLE ANNUITY APPLICATION

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
1.  Owner/Trustee |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
                                First                                   Middle                           Last
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2.  Address |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|                    3. Owner |_| Soc. Sec. No. or |_| TIN
                                 Street                                                 |_|_|_|_|_|_|_|_|_|
            |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
                 City                     State             Zip
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4.  Annuitant, |_| same as owner, or: |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
                                          First                             Middle                              Last
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5.  Address |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|                        6.  Soc. Sec. No.
                                 Street                                                                |_|_|_|_|_|_|_|_|_|
            |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
                 City                         State             Zip
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7.  Annuitant   Sex:  |_|M    |_|F       8. Date of Birth |_|_| Mo.|_|_| Day|_|_| Year|_|_|
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9.  Co-Annuitant |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|  10. Date of Birth |_|_|Mo.|_|_|Day|_|_|Year|_|_|
                    First                     Middle                    Last
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11. Co-Annuitant |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|        12. Co-Annuitant Soc. Sec. No.
    Address                           Street                                                |_|_|_|_|_|_|_|_|_|
                 |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
                      City                         State             Zip
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13. Successor   |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|    |_|_|_|_|_|_|_|_|_|_|_|_|_|
    Owner         First                             Middle                              Last        Relationship
14. Beneficiary |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|    |_|_|_|_|_|_|_|_|_|_|_|_|_|
                  First                             Middle                              Last        Relationship
15. Successor   |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|    |_|_|_|_|_|_|_|_|_|_|_|_|_|
    Beneficiary   First                             Middle                              Last        Relationship
====================================================================================================================================
16. IRS Tax Qualified and Other Retirement Plans                                          This application cannot be processed
    |_| Self-employed |_| IRA* |_| Corporate |_| 457 |_| 403(b) |_| 401k |_| Other        without the appropriate Adoption
    *Please indicate in box #17, Special Instructions, if this is an IRA transfer         Agreement if a Sun Life Prototype is used.
    or rollover, or a Spousal IRA.
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17. Special Instructions

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18. Purchase Payment Allocation (Whole %, must total 100%)
    |_|_|_| % Money Market Series (MMS) 0                    |_|_|_| % World Governments Series  (WGS) 4
    |_|_|_| % High Yield Series (HYS) 1                      |_|_|_| % Managed Sectors Series (MSS) 5
    |_|_|_| % Capital Appreciation Series (CAS) 2            |_|_|_| % Total Return Series (TRS) 6
    |_|_|_| % Firxed Account (SGA) 3                         |_|_|_| % Government Securities Series (GSS) 7
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19. Purchase Payments--Initial purchase payment of $ |_|_|_|_|_|_|_|.|_|_| attached (payments must total at least #300 in
    first year).  Subsequent payments may be $25.00 or more.  For tax year 19 |_|_|.
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20. Optional Annuity Form Elected  |_| Joint and Survivor        Sex: |_|M  |_|F      Soc. Sec. No. |_|_|_|_|_|_|_|_|_|
    Survivor Annuitant |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|    Date of Birth |_|_|Mo.|_|_|Day|_|_|Year|_|_|
                            First          Middle               Last
    |_| Life Annuity    |_| 60/  |_| 120/ |_| 180/ |_| 240 Monthly Payments Certain and Life     |_| Fixed Payments
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21. Annuity Commencement Date    Year |_|_|_|_|       The first day of |_|_| Month
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22. Will this contract replace or change any existing life insurance or annuity in this or any other company?    |_|Yes  |_|No.
    If yes, please explain under Special Instructions and request replacement information from your agent.
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    I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief and agree that this application shall be a part of any contract issued by the Company.  ALL PAYMENTS AND VALUES PROVIDED BY THIS CON-
    TRACT WHEN BASED ON INVERSTMENT EXPERIENCE OF A VARIABLE ACCOUNT ARE VARIABLE AND NOT GUARANTEED AS TO DOLLAR AMOUNT.  I
    acknowledge receipt of a current Compass-2 prospectus.

    ___________Witness/Agent ______________________________________________  _______________________________________________________
       Date                  Print Agent's Name and Phone Number             Signed at:    City                           State
    Applicant________________________________________________________________    ___________________________________________________
                 Signature of Owner/Authorized Trustee                                        Signature of Agent
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    Agent: Will this contract replace or change any existing life insurance or anuity in this or any other company?   |_|Yes  |_|No
           If yes, please explain under Special Instructions.

           General Agent/Dealer ____________________________________________________________________________________________________

           Branch Officer Address __________________________________________________________________________________________________
                                       Street                              City                             State         Zip
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    Complete this statement if the Annuitant/Co-Annuitant is different from the owner.
    Annuitant/Co-Annuitant: the Annuitant/Co-Annuitant (if other than Applicant) declares that the statements made which relate to him/her are full and true to the best of his/her knowledge and belief.  The Annuitant/Co-Annuitant consents to this application.

    Signed at:___________________________________________________       ____________________________________________________________
                                                                                           Signature of Annuitant
    on __________________________________________________________       ____________________________________________________________
                                Date                                                      Signature of Co-Annuitant
App-Va282-MFS
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TELEPHONE TRANSFER PRIVILEGE: To authorize the Company to make transfers among the above Accounts and/or to effect changes in your Purchase Payment Allocation
based upon telephone instructions, initial this box. |__________| By this you
acknowledge that you understand and agree: (i) neither the Company nor any person acting on its behalf shall be subject to any claim, loss, liability, cost or expense if it acted in good faith upon a telephone instruction in reliance on this authorization; (ii) transfers will be made in accordance with procedures established in advance by the Company (details wil be sent with contract); and
(iii) this authorization shall continue in force until and unless the earlier of
(a) written revocation of it is received by the Company or (b) the Company discontinues the privilege.